Calculation of Filing Fee Tables
S-1
Ocean Capital Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Redeemable warrants included as part of the units	Other	11,500,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Ordinary Shares underlying the Rights included as part of the Units	457(a)	9,904,285	$ 10.00	$ 99,042,850.00	0.0001381	$ 13,677.82
Fees Previously Paid	3	Equity	Units, each consisting of one Ordinary Share, $0.0001 par value, one redeemable public warrant and one Right to receive one Ordinary Share upon the consummation of an initial business combination	457(a)	6,900,000	$ 10.00	$ 69,000,000.00		$ 10,563.90
Fees Previously Paid	4	Equity	Units, each consisting of one Ordinary Share, $0.0001 par value, on redeemable warrants and one Right to receive one Ordinary Share upon the consummation of an initial business combination	457(a)	4,600,000	$ 10.00	$ 46,000,000.00		$ 6,352.60
Fees Previously Paid	5	Equity	Ordinary Shares included as part of the Units	Other	6,900,000	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	6	Equity	Rights included as part of the Units	Other	6,900,000	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	7	Equity	Rights included as part of the Units	Other	4,600,000	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	8	Equity	Ordinary Shares underlying the Rights included as part of the Units	457(a)	690,000	$ 10.00	$ 6,900,000.00		$ 1,056.39
Fees Previously Paid	9	Equity	Ordinary Shares underlying the Rights included as part of the Units	457(a)	610,000	$ 10.00	$ 6,100,000.00		$ 842.41
Fees Previously Paid	10	Equity	Representative Shares	457(a)	69,000	$ 10.00	$ 690,000.00		$ 105.64
Fees Previously Paid	11	Equity	Representative Shares	457(a)	42,250	$ 10.00	$ 422,500.00		$ 58.35
Fees Previously Paid	12	Equity	Representative Shares	457(a)	58,750	$ 10.00	$ 587,500.00		$ 81.13
Fees Previously Paid	13	Equity	Ordinary Shares underlying the Rights included as part of the Units	457(a)	295,715	$ 10.00	$ 2,957,150.00		$ 408.38
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 231,700,000.00		$ 33,146.62
			Total Fees Previously Paid:						$ 19,468.60
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,678.02
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[2]	(1) Estimated solely for the purpose of calculating the registration fee. (3) An additional 9,904,285 ordinary shares underlying the rights are being registered in connection with the upsized offering, for a total of 11,500,000, if the underwriters' over-allotment option is exercised in full. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

[3]	(1) Estimated solely for the purpose of calculating the registration fee. (2) Includes 1,500,000 units, consisting of 1,500,000 ordinary shares, 1,500,000 warrants and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[4]	(1) Estimated solely for the purpose of calculating the registration fee. (2) Includes 1,500,000 units, consisting of 1,500,000 ordinary shares, 1,500,000 warrants and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[5]	(1) Estimated solely for the purpose of calculating the registration fee. (5) No fee pursuant to Rule 457(g) under the Securities Act.

[6]	(1) Estimated solely for the purpose of calculating the registration fee. (5) No fee pursuant to Rule 457(g) under the Securities Act.

[7]	(1) Estimated solely for the purpose of calculating the registration fee.

[8]	(1) Estimated solely for the purpose of calculating the registration fee.

[9]	(1) Estimated solely for the purpose of calculating the registration fee.

[10]	(1) Estimated solely for the purpose of calculating the registration fee.

[11]	(1) Estimated solely for the purpose of calculating the registration fee.

[12]	(1) Estimated solely for the purpose of calculating the registration fee.

[13]	(1) Estimated solely for the purpose of calculating the registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date